ESCROW AGREEMENT

ESCROW AGREEMENT, dated as of July 21, 2009 ("Agreement"), among Robert L. B. Diener (the "Escrow Agent"), LG Holdings, Inc., a Nevada corporation (the "Company") and Michael Underwood ("Underwood"), Allan Reeh ("Reeh") and Keith Koch ("Koch") (Underwood, Reeh and Koch are sometimes referred to collectively herein as the "Shareholders"). The Escrow Agent, Company and Shareholders are sometimes individually referred to herein as a "Party" and collectively, as the "Parties".

BACKGROUND

Shareholders collectively own 1,000,000 shares of the Company's common stock (the "Shares"), the disposition of which are subject to the terms of those certain Promissory Notes of even date herewith (the "Promissory Notes") payable by the Company in favor of the Shareholders. The Promissory Notes provide in relevant part that if the Principal and all accrued interest (including penalty and accrued interest on the Principal and penalty) is not received by the Shareholders within 60 days of the maturity date of the Promissory Notes, they shall be entitled to retain ownership of the Shares. Otherwise, upon performance of the terms of the Promissory Notes by the Company, the Shares shall revert to the Company

The Shareholders have agreed to deposit the certificates representing the Shares together with fully-executed and guaranteed stock powers relating to each certificate, or any other format acceptable to the Company's transfer agent (collectively, the "Certificates") into escrow pursuant to the terms of the Promissory Notes. This Agreement governs the maintenance and release of the Escrow Deposits from escrow.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1. Appointment of Escrow Agent.

The Company and the Shareholders hereby appoint the Escrow Agent as escrow agent and the Escrow Agent accepts that appointment and agrees to hold and dispose of the Certificates in accordance with the terms of this Agreement. Escrow Agent acknowledges receipt of fair and reasonable consideration for its services.

2. Release of the Certificates.

(a) If the Principal and all accrued interest (including penalty and accrued interest on the Principal and penalty) is not received by the Shareholders within sixty (60) days of the maturity date of the Promissory Notes (as defined in the Promissory Notes), upon written demand by the Shareholders delivered to the Escrow Agent of such non-payment, then the

Escrow Agent shall promptly (and in any event within five (5) business days of the receipt of such written notice) release the Certificates to the Shareholders.

(b) If the Principal and all accrued interest (including penalty and accrued interest on the Principal and penalty) is received by the Shareholders within sixty (60) days of the maturity date of the Promissory Notes (as defined in the Promissory Notes), upon written demand by the Company delivered to the Escrow Agent certifying such payment, countersigned and acknowledged by the Shareholders, then the Escrow Agent shall promptly (and in any event within five (5) business days of the receipt of such written notice) deliver the Certificates to the Company for cancellation.

(c) Notwithstanding any other provision of this Agreement, if at any time Escrow Agent shall receive from the Company and the Shareholders (prior to being directed to take action by a court) joint written instructions as to the delivery of the Certificates, Escrow Agent shall deliver the Certificates in accordance with such joint written instructions.

(d) The Escrow Agent may at any time commence an action in the nature of interpleader or other legal proceedings and may deposit the Certificates with the clerk of the court. In the event of any dispute regarding who is entitled to the Certificates at any time, the Escrow Agent shall not release the Certificates to either the Company or the Shareholders and may commence an interpleader action as aforesaid or may cause the Certificates to be deposited with a court of competent jurisdiction whereupon it shall cease to have any further obligation hereunder.

(e) Upon any delivery or deposit of the Purchase Price and Certificates as provided in this Section 2, the Escrow Agent shall be released and discharged from any further obligation under this Agreement.

3. Concerning the Escrow Agent

(a) The Escrow Agent shall not have any liability to any of the parties to this Agreement or to any third party arising out of its services as Escrow Agent under this Agreement, except for damages directly resulting from the Escrow Agent's gross negligence or willful misconduct.

(b) The Company and the Shareholders jointly and severally shall indemnify the Escrow Agent and hold it harmless against any loss, liability, damage or expense (including reasonable attorneys' fees) that the Escrow Agent may incur as a result of acting as escrow agent under this Agreement, except for any loss, liability, damage or expense arising from its own gross negligence or willful misconduct. As between the Company and the Shareholders, such obligations shall be borne equally by the Company and the Shareholders. For this purpose, the term "attorneys' fees" includes fees payable to any counsel retained by the Escrow Agent in connection with its services under this Agreement and, with respect to any matter arising under this Agreement as to which the Escrow Agent performs legal services, its standard hourly rates and charges then in effect.

(c) The Escrow Agent shall be entitled to rely upon any judgment, notice, instrument or other writing delivered to it under this Agreement without being required to determine the authenticity, or the correctness, of any fact stated in, that document and irrespective of any facts the Escrow Agent may know or be deemed to know in any other capacity. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give any notice or receipt or advice or make any statement or execute any document in connection with this Agreement has been duly authorized to do so.

(d) The Escrow Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The Escrow Agent shall not have any obligations arising out of or be bound by the provisions of any other agreement, written or oral, including, but not limited to, the Promissory Notes.

(e) The Shareholders acknowledge that they know that the Escrow Agent has represented the Company in connection with various transactions and this Agreement and that it may continue to represent the Company in that connection and in connection with the transactions contemplated by those agreements, including, but not limited to, in connection with any disputes that may arise under either of those agreements. The Escrow Agent shall not be precluded from or restricted from representing the Company or any of its respective affiliates or otherwise acting as attorneys for the Company or any of its affiliates in any matter, including, but not limited to, any court proceeding or other matter related to the Promissory Notes, this Agreement or the transactions contemplated by the Promissory Notes or this Agreement, whether or not there is a dispute between the Company and Shareholders with respect to any such matter. Shareholders irrevocably consent to any such representation and waive any conflict or appearance of conflict with respect to any such representation.

(f) All of the Escrow Agent's rights of indemnification provided for in this Agreement shall survive the resignation of the Escrow Agent, its replacement by a successor Escrow Agent, its delivery or deposit of the Escrow Deposit in accordance with this Agreement, the termination of this Agreement, and any other event that occurs after this date.

(g) The Escrow Agent shall have no responsibility with respect to the sufficiency of the arrangements contemplated by this Agreement to accomplish the intentions of the Parties.

4. Representations.

The Company and the Shareholders each represents and warrants to the Escrow Agent that each has full power and authority to enter into and perform this Agreement; that this Agreement was duly authorized by all necessary corporate or other action; and that this Agreement is enforceable against each Party in accordance with its terms.

5. Resignation; Successor Escrow Agent.

The Escrow Agent (and any successor escrow agent) may at any time resign as such upon 30 days prior notice to each of the other Parties. Upon receipt of a notice of resignation, each of

the other Parties shall use their best efforts to select a successor agent within 15 days, but if within that 15 day period the Escrow Agent has not received a notice signed by both of them appointing a successor escrow agent and setting forth its name and address, the Escrow Agent may (but shall not be obligated to) select on their behalf a bank or trust company to act as successor escrow agent, for such compensation as that bank or trust company customarily charges and on such terms and conditions not inconsistent with this Agreement as that bank or trust company reasonably requires. The fees and charges of any successor escrow agent shall be payable jointly and severally by the Company and the Shareholders. A successor escrow agent selected by the resigning Escrow Agent may become the Escrow Agent by confirming in writing its acceptance of the position. The Company and Shareholders shall sign such other documents as the successor escrow agent reasonably requests in connection with its appointment.

6. Notices.

All notices, instructions, objections or other communications under this Agreement shall be in writing and shall be deemed given when sent by United States registered mail, return receipt requested, to the respective Parties at the following addresses (or at such other address as a party may specify by notice given in accordance with this paragraph):

If to the Company, to it at.

Mikojo, Inc.
1840 Gateway Drive, Suite 200
Foster City, CA 94404
Tel (650) 283-2653

If to the Shareholders, to them at:
c/o David Wagner
[address, etc]

If to the Escrow Agent.

Robert L. B. Diener
122 Ocean Park Blvd., Suite 307
Santa Monica, CA 90405
Tel (310) 396-1691
Fax (310) 362-8887
r.diener@verizon.net

7. Miscellaneous.

(a) The Escrow Agent shall serve under this Agreement without fee, but the Company and Shareholders jointly and severally shall pay to the Escrow Agent on demand, out of the Escrow Deposit or otherwise, all costs and expenses, including, without limitation, the costs of any interpleader or similar action, incurred by the Escrow Agent in performing its services under this Agreement. As between the Company and the Shareholders, such obligations

shall be borne equally by the Company and the Shareholders. If any provision of this Agreement is determined by any court of competent jurisdiction to be invalid or unenforceable in any jurisdiction the remaining provisions of this Agreement shall not be affected thereby, and the invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable that provision in any other jurisdiction. It is understood, however, that the parties intend each provision of this Agreement to be valid and enforceable and each of them waives all rights to object to any provision of this Agreement.

(b) This Agreement shall be binding upon and inure solely to the benefit of the parties and their respective successors and permitted assigns, and shall not be enforceable by or inure to the benefit of any third party. No party may assign its rights or obligations under this Agreement or any interest in the Certificates without the written consent of the other parties unless otherwise specified herein, and any other purported assignment shall be void. In no event shall the Escrow Agent be required to act upon, or be bound by, any notice, instruction, objection or other communication given by a person other than, nor shall the Escrow Agent be required to deliver the Certificates to any person other than, the Company or the Shareholders.

(c) This Agreement shall be governed by and construed in accordance with the law of the State of California applicable to agreements made and to be performed in California.

(d) The courts of the State of California and the United States District Courts for California shall have exclusive jurisdiction over the parties (and the subject matter) with respect to any dispute or controversy arising under or in connection with this Agreement. A summons or complaint or other process in any such action or proceeding served by mail in accordance with Section 6 of this Agreement or in such other manner as may be permitted by law shall be valid and sufficient service.

(e) This Agreement contains a complete statement of all of the arrangements among the Parties with respect to its subject matter and cannot be changed or terminated orally. Any waiver must be in writing.

(f) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

(g) The section headings used herein are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

IN WITNESS WHEREOF, the respective parties have executed this Agreement as of the date first above written.

SIGNATURES ON THE FOLLOWING PAGE